Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Noble Finco Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	—	—	—	—	—	—	—	—
Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share(2)	416(a), 457(c) and 457(f)(1)	136,418,442(1)(2)	$23.36	$3,186,734,805.12(3)	.0000927	$295,410.32(4)
Fees Previously Paid	Equity	Tranche 1 Warrants	457(c)	8,311,020(5)	$11.66	$96,906,493.20(6)	.0000927	$8,983.23(4)
Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share, issuable upon exercise of Tranche 1 Warrants	457(c) and 457(f)(1)	8,311,020	$23.36	$194,145,427.20(7)	.0000927	$17,997.28(4)
Fees to Be Paid	Equity	A Ordinary Shares, par value $0.00001 per share(2)	416(a), 457(c) and 457(f)(1)	2,688,043(1)(2)	$35.32	$94,941,678.76(14)	7.0000927	$8,801.09(4)
Fees Previously Paid	Equity	Tranche 2 Warrants	457(c)	8,319,496(8)	$7.99	$66,472,773.04(9)	.0000927	$6,162.03(4)

Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share, issuable upon exercise of Tranche 2 Warrants	457(c) and 457(f)(1)	8,319,496	$23.36	$194,343,426.56(10)	.0000927	$18,015.64(4)
Fees Previously Paid	Equity	Tranche 3 Warrants	457(c)	2,777,562(11)	$0.81	$2,249,825.22(12)	.0000927	$208.56(4)
Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share, issuable upon exercise of Tranche 3 Warrants	457(c) and 457(f)(1)	2,777,562	$23.36	$64,883,848.32(13)	.0000927	$6,014.73(4)
Fees to Be Paid	Equity	A Ordinary Shares, par value $0.00001 per share(2)	416(a), 457(c) and 457(f)(1)	2,688,043(1)(2)	$35.32	$94,941,678.76(14)	.0000927	$8,801.09(4)
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$3,900,678,277.42		$361,592.88
	Total Fees Previously Paid							$352,791.79(15)
	Total Fee Offsets							$0.00
	Net Fee Due							$8,801.09

(1)

Represents A ordinary shares, par value $0.00001 per share (the “Topco Shares”), of the registrant, Noble Finco Limited, a private limited company formed under the laws of England and Wales (“Topco”) to be issued upon completion of the business combination described in the proxy statement/prospectus and the exchange offer prospectus contained herein (the “Business Combination”), and includes (a) (i) 63,092,165 Topco Shares to be issued to shareholders of Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble”), in exchange for their ordinary shares, par value $0.00001 (“Noble Shares”), (ii) 5,263,182 Topco Shares to be issued to holders of Noble penny warrants in exchange for such penny warrants, and (iii) 3,376,328 Topco Shares to be issued upon the exercise of restricted share units representing the right to receive Noble Shares and (b) (i) up to a maximum of 66,730,827 Topco Shares to be issued to shareholders of The Drilling Company of 1972 A/S, a Danish public limited liability company, each in connection with the Business Combination and (ii) up to a maximum of 643,983 Topco Shares to be issued upon the exercise of restricted share units representing the right to receive Topco Shares.

(2)

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is equal to the product of (i) $23.36 (the implied price of the Topco Shares based on the implied average of the high and low prices of the Noble Shares as reported on the New York Stock Exchange on December 14, 2021) multiplied by (ii) 136,418,442 Topco Shares issuable in connection with the Business Combination.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.
(5)

Represents the estimated maximum number of warrants of Topco (“Topco Warrants”) to be issued in exchange for the issued and outstanding warrants of Noble issued pursuant to the Tranche 1 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 1 Warrants”). This number is based on the number of Tranche 1 Warrants issued and outstanding as of December 14, 2021.

(6)

The proposed maximum aggregate offering price of the Topco Warrants was calculated in accordance with Rule 457(c) under the Securities Act as follows: the product of (1) $11.66, the average high and low price per Tranche 1 Warrant between December 13, 2021 and December 15, 2021 based on broker to broker trades (the latest available time period during which there was trading volume of broker to broker trades of the Tranche 1 Warrants), and (2) 8,311,020, the aggregate number of Tranche 1 Warrants issued and outstanding as of December 14, 2021.

(7)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is equal to the product of (i) $23.36 (the implied price of the Topco Shares based on the implied average of the high and low prices of the Noble Shares as reported on the New York Stock Exchange on December 14, 2021) multiplied by (ii) 8,311,020 Topco Shares issuable based on the number of Tranche 1 Warrants issued and outstanding as of December 14, 2021.

(8)

Represents the estimated maximum number of Topco Warrants to be issued in exchange for the issued and outstanding warrants of Noble issued pursuant to the Tranche 2 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 2 Warrants”). This number is based on the number of Tranche 2 Warrants issued and outstanding as of December 14, 2021.

(9)

The proposed maximum aggregate offering price of the Topco Warrants was calculated based in accordance with Rule 457(c) under the Securities Act as follows: the product of (1) $7.9833, the average high and low price per Tranche 2 Warrant between December 1, 2021 and December 15, 2021 based on broker to broker trades (the latest available time period during which there was trading volume of broker to broker trades of the Tranche 2 Warrants), and (2) 8,319,496, the aggregate number of Tranche 1 Warrants issued and outstanding as of December 14, 2021.

(10)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is equal to the product of (i) $23.36 (the implied price of the Topco Shares based on the implied average of the high and low prices of the Noble Shares as reported on the New York Stock Exchange on December 14, 2021) multiplied by (ii) 8,319,496 Topco Shares issuable based on the number of Tranche 2 Warrants issued and outstanding as of December 14, 2021.

(11)

Represents the estimated maximum number of Topco Warrants to be issued in exchange for the issued and outstanding warrants of Noble issued pursuant to the Tranche 3 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 3 Warrants”). This number is based on the number of Tranche 3 Warrants issued and outstanding as of December 14, 2021.

(12)

The proposed maximum aggregate offering price of the Topco Warrants was calculated in accordance with Rule 457(c) under the Securities Act as follows: the product of (1) $0.8067, the average high and low price per Tranche 3 Warrant between December 13, 2021 and December 15, 2021 based on broker to broker trades (the latest available time period during which there was trading volume of broker to broker trades of the Tranche 3 Warrants), and (2) 2,777,562, the aggregate number of Tranche 1 Warrants issued and outstanding as of December 14, 2021.

(13)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is equal to the product of (i) $23.36 (the implied price of the Topco Shares based on the implied average of the high and low prices of the Noble Shares as reported on the New York Stock Exchange on December 14, 2021) multiplied by (ii) 2,777,562 Topco Shares issuable based on the number of Tranche 3 Warrants issued and outstanding as of December 14, 2021.

(14)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is equal to the product of (i) $35.32 (the implied price of the Topco Shares based on the implied average of the high and low prices of the Noble Shares as reported on the New York Stock Exchange on March 26, 2022) multiplied by (ii) 2,688,043 additional Topco Shares issuable in connection with the Business Combination.

(15)

On December 20, 2021, the registrant previously paid $352,791.79 in connection with the initial Registration Statement relating to the total proposed maximum aggregate offering price of $3,805,736,598.66.